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As Filed with the Securities and
Exchange Commission on October 26, 1998                         File No. 70-9095

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO.6 TO
                             APPLICATION-DECLARATION
                                   ON FORM U-1
                                      UNDER
                 THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935


                                    CONECTIV
                         DELMARVA POWER & LIGHT COMPANY
                        CONECTIV RESOURCE PARTNERS, INC.
                         CONECTIV ENERGY SUPPLY COMPANY
                                 800 King Street
                              Wilmington, DE 19899

 DELMARVA CAPITAL INVESTMENTS, INC.                        ATLANTIC CITY ELECTRIC COMPANY
 CONECTIV SERVICES, INC.                                   ATLANTIC ENERGY ENTERPRISES, INC.
 CONECTIV COMMUNICATIONS, INC.                             ATLANTIC ENERGY INTERNATIONAL, INC.
 DELMARVA SERVICES COMPANY                                 ATLANTIC GENERATION, INC.
 DCI I, INC.                                               ATLANTIC SOUTHERN PROPERTIES, INC.
 DCI II, INC.                                              ATE INVESTMENT, INC.
 DCTC-BURNEY, INC.                                         CONECTIV THERMAL SYSTEMS, INC.
 CHRISTIANA CAPITAL MANAGEMENT, INC.                       COASTALCOMM, INC.
 DELMARVA OPERATING SERVICES CO.                           ATLANTIC ENERGY TECHNOLOGY, INC.
 CONECTIV SOLUTIONS, LLC                                   BINGHAMTON GENERAL, INC.
 CONECTIV ENERGY, INC.                                     BINGHAMTON LIMITED, INC.
 POWER CONSULTING GROUP, INC.                              PEDRICK LTD., INC.
 CONECTIV PLUMBING LLC                                     PEDRICK GEN., INC.
 252 Chapman Road                                          VINELAND LIMITED, INC.
 P.O. Box 6066                                             VINELAND GENERAL, INC.
 Newark, DE  19714                                         ATLANTIC JERSEY THERMAL SYSTEMS, INC.
                                                           ATS OPERATING SERVICES, INC.
 PETRON OIL CORPORATION                                    THE EARTH EXCHANGE, INC.
 180 Gordon Drive                                          ATLANTIC PAXTON COGENERATION, INC.
 Exton, PA  19341-1328                                     5100 Harding Highway
                                                           Mays Landing, NJ 08330

                  (Names of companies filing this statement and
                   addresses of principal executive offices)


                                    CONECTIV

                 (Name of top registered holding company parent)
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                                Louis M. Walters
                                    Treasurer
                                    Conectiv
                                 800 King Street
                              Wilmington, DE 19899

                   (Names and addresses of agents for service)


The Commission is requested to send copies of all notices, orders and communications in connection with this Application-Declaration to:

         Peter F. Clark, Esq.                Joyce Koria Hayes, Esq.
         Conectiv                            7 Graham Court
         800 King Street                     Newark, DE  19711
         Wilmington, DE  19899

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Post-Effective Amendment Nos. 2 and 3 as previously filed are hereby amended as follows:

ITEM 2.  FEES, COMMISSIONS AND EXPENSES

(a) State (1) the fees, commissions and expenses paid or incurred, or to be paid or incurred, directly or indirectly, in connection with the proposed transaction by the applicant or declarant or any associate company thereof, and (2) if the proposed transaction involves the sale of securities at competitive bidding, the fees and expenses to be paid to counsel selected by applicant or declarant to act for the successful bidder.

Estimated Legal Fees and Expenses                                      $1,000

Estimated Miscellaneous Expenses                                          500
                                                                       ------
TOTAL                                                                  $1,500

ITEM 6.  EXHIBITS

(a) Exhibits

         F-5      Opinion of counsel
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                                    SIGNATURE

         Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this Post-Effective Amendment No. 6 to Form U-1 to be signed on their behalf by the undersigned thereunto duly authorized.


DATE:                                   CONECTIV
                                        DELMARVA POWER & LIGHT COMPANY
                                        CONECTIV RESOURCE PARTNERS, INC.
                                        CONECTIV ENERGY SUPPLY COMPANY
                                        DELMARVA CAPITAL INVESTMENTS, INC.
                                        CONECTIV SERVICES, INC.
                                        DCI I, INC.
                                        DCI II, INC.
                                        DCTC-BURNEY, INC.
                                        CHRISTIANA CAPITAL MANAGEMENT, INC.
                                        DELMARVA OPERATING SERVICES COMPANY
                                        POWER CONSULTING GROUP, INC.
                                        CONECTIV SOLUTIONS, LLC
                                        CONECTIV PLUMBING, LLC
                                        ATLANTIC CITY ELECTRIC COMPANY
                                        ATLANTIC ENERGY ENTERPRISES, INC.
                                        ATLANTIC ENERGY INTERNATIONAL, INC.
                                        ATLANTIC GENERATION, INC.
                                        ATLANTIC SOUTHERN PROPERTIES, INC.
                                        ATE INVESTMENT, INC.
                                        CONECTIV THERMAL SYSTEMS, INC.
                                        COASTALCOMM, INC.
                                        ATLANTIC ENERGY TECHNOLOGY, INC.
                                        BINGHAMTON GENERAL, INC.
                                        BINGHAMTON LIMITED, INC.
                                        PEDRICK LIMITED, INC.
                                        PEDRICK GENERAL, INC.
                                        VINELAND LIMITED, INC.
                                        VINELAND GENERAL, INC.
                                        ATLANTIC JERSEY THERMAL SYSTEMS, INC.
                                        ATS OPERATING SERVICES, INC.
                                        THE EARTH EXCHANGE, INC.
                                        ATLANTIC PAXTON COGENERATION, INC.
                                        PETRON OIL CORPORATION

October 26, 1998                        /s/ L. M. Walters
                                        -----------------
                                        L. M. Walters
                                        Treasurer

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                                  EXHIBIT INDEX


         F-5      Opinion of counsel